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                                IMAX CORPORATION
                                  Exhibit 10.29

Summary of Employment Arrangement
November 6, 2006

On August 21, 2006, IMAX Corporation (the "Company") announced the appointment of Mr. Edward MacNeil, as Interim Chief Financial Officer. On November 6, 2006 the Company reached an arrangement with Mr. MacNeil. During his term as Interim CFO, Mr. MacNeil will receive an annualized salary of Cdn$345,000. Under the arrangement, Mr. MacNeil will receive a guaranteed bonus of Cdn$50,000 payable in March 2007, in respect of the year ending December 31, 2006.